TENTH AMENDMENT TO

SUB-SUBADVISORY AGREEMENT

This Tenth Amendment to the Sub-SubAdvisory Agreement by and between Schroder Investment Management North America Inc. (“SIMNA”) and Schroder Investment Management North America Limited (“SIMNA Limited”) is effective as of September 12, 2023.

WHEREAS, SIMNA and SIMNA Limited entered into a Sub-SubAdvisory Agreement dated as of October 19, 2016, as amended (the “Agreement”), with respect to the Hartford Schroders mutual funds, the Hartford Schroders exchange-traded funds and the Hartford Schroders Cayman subsidiaries (the “Funds”); and

WHEREAS, SIMNA and SIMNA Limited desire to amend the Agreement to amend Exhibit A to the Agreement to add new Funds;

NOW, THEREFORE, in consideration of the mutual agreements contained herein (the receipt and adequacy of which are hereby acknowledged), the parties hereto agree as follows:

1.	Exhibit A to the Agreement is hereby deleted in its entirety and replaced with Exhibit A attached hereto.

2.	All other provisions of the Agreement remain unchanged.

IN WITNESS WHEREOF, the parties hereto execute this Amendment effective as of the date first set forth above.

Schroder Investment Management North America Inc.		Schroder Investment Management North America Limited

By: Name: Title:	/s/ Phillip Middleton Phillip Middleton CEO Americas	By: Name: Title:	/s/ Phillip Middleton Phillip Middleton CEO Americas

By: Name: Title:	/s/ David Marshall David Marshall Authorized Signatory	By: Name: Title:	/s/ William Sauer William Sauer Authorized Signatory

EXHIBIT A

Compensation of SIMNA Limited

and

List of Funds

Compensation of SIMNA Limited

[REDACTED]

List of Funds

Hartford Funds Exchange-Traded Trust

Hartford Schroders Commodity Strategy ETF

Hartford Schroders Tax-Aware Bond ETF

Hartford Schroders Cayman Commodity Strategy Fund, Ltd.

Hartford Schroders Cayman Diversified Growth Fund, Ltd.

The Hartford Mutual Funds, Inc.

Hartford Climate Opportunities Fund

The Hartford Mutual Funds II, Inc.

Hartford Schroders China A Fund

Hartford Schroders Diversified Emerging Markets Fund

Hartford Schroders Diversified Growth Fund

Hartford Schroders Emerging Markets Equity Fund

Hartford Schroders Emerging Markets Multi-Sector Bond Fund

Hartford Schroders International Contrarian Value Fund

Hartford Schroders International Multi-Cap Value Fund

Hartford Schroders International Stock Fund

Hartford Schroders Sustainable International Core Fund

Hartford Schroders Tax-Aware Bond Fund